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                                     EXHIBIT 23.1

              Consent of Price Waterhouse LLP, Independent Accountants

We consent to the incorporation by reference in this Registration Statement of Triangle Pharmaceuticals, Inc. on Form S-8 of our report dated March 3, 1998, which appears on page 48 of the Annual Report on Form 10-K of Triangle Pharmaceuticals, Inc. for the year ended December 31, 1997.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Raleigh, North Carolina
June 5, 1998